Exhibit 5.3

[Letterhead of Wilmer Cutler Pickering Hale and Dorr LLP]

September 13, 2012

Sabra Health Care Limited Partnership

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Sabra Capital Corporation

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Ladies and Gentlemen:

We have acted as special counsel to the entities listed on Schedule A hereto (each, a “Massachusetts Guarantor” and, collectively, the “Massachusetts Guarantors”), in connection with (i) the First Supplemental Indenture dated as of November 4, 2010 (the “First Supplemental Indenture”) by and among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (each, an “Issuer” and, together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”), certain direct or indirect subsidiaries of the Parent, including the Massachusetts Guarantors, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) to the Indenture, dated as of October 27, 2010, by and among the Issuers, the Parent, certain direct and indirect subsidiaries of the Parent and the Trustee (the “Indenture”), (ii) the Second Supplemental Indenture to the Indenture, dated as of July 20, 2012 (the “Second Supplemental Indenture”), (iii) the Third Supplemental Indenture to the Indenture, dated as of September 12, 2012 (the “Third Supplemental Indenture”), and (iv) the guarantees to be delivered in connection with the Exchange Notes (as defined below) by the Massachusetts Guarantors (such guarantees together with the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Transaction Documents”). We understand that the Issuers are offering to exchange up to $100,000,000 aggregate principal amount of their 8.125% Senior Notes due 2018 (the “Exchange Notes”) for a like principal amount of the Issuers’ outstanding 8.125% Senior Notes due 2018 that were issued on July 26, 2012.

As such counsel, we have examined and are familiar with the following:

(a) The Transaction Documents;

(b) Certificate of Organization of Oakhurst Manor Nursing Center LLC (“Oakhurst”) filed with the Secretary of the Commonwealth of Massachusetts (the “Secretary”) on December 22, 2008 and effective as of December 31, 2008, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

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(c) Articles of Entity Conversion of Oakhurst Manor Nursing Center Corp. into Oakhurst filed with the Secretary on December 22, 2008 and effective as of December 31, 2008;

(d) Amended and Restated Operating Agreement of Oakhurst dated as of June 21, 2011 and purporting to be effective as of November 16, 2010;

(e) Certificate of Organization of Sunset Point Nursing Center LLC (“Sunset”) filed with the Secretary on December 22, 2008 and effective as of December 31, 2008, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

(f) Articles of Entity Conversion of Sunset Point Nursing Center Corp. into Sunset filed with the Secretary on December 22, 2008 and effective as of December 31, 2008;

(g) Amended and Restated Operating Agreement of Sunset dated as of June 21, 2011 and purporting to be effective as of November 16, 2010;

(h) Certificate of Organization of West Bay Nursing Center LLC (“West Bay”) filed with the Secretary on December 22, 2008 and effective as of December 31, 2008, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

(i) Articles of Entity Conversion of West Bay Nursing Center Corp. into West Bay filed with the Secretary on December 22, 2008 and effective as of December 31, 2008;

(j) Operating Agreement of West Bay dated as of December 31, 2008;

(k) Certificate of Organization of Orchard Ridge Nursing Center LLC (“Orchard Ridge”) field with the Secretary on December 22, 2008 and effective as of December 31, 2008, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

(l) Articles of Entity Conversion of Orchard Ridge Nursing Center Corp. into Orchard Ridge field with the Secretary on December 22, 2008 and effective as of December 31, 2008;

(m) Amended and Restated Operating Agreement of Orchard Ridge dated as of June 21, 2011 and purporting to be effective as of November 16, 2010;

(n) Certificate of Organization of Bay Tree Nursing Center LLC (“Bay Tree”) filed with the Secretary on October 1, 2010, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

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(o) Articles of Entity Conversion of Bay Tree Nursing Center Corp. into Bay Tree filed with the Secretary on October 1, 2010;

(p) Operating Agreement of Bay Tree dated as of October 6, 2010 and Amended and Restated Operating Agreement of Bay Tree dated as of October 27, 2010;

(q) Joint Action by Written Consent of the Sole Member of each of Oakhurst, Sunset, West Bay, Orchard Ridge and Bay Tree dated as of July 20, 2012;

(r) Certificate of the Secretary of Oakhurst, Sunset, West Bay, Orchard Ridge and Bay Tree dated as of the date hereof certifying the documents set forth in clauses (b) – (q) above, the incumbency of signatories and the delivery of the Transaction Documents;

(s) Amended and Restated Declaration of Trust of HHC 1998-1 Trust (“HHC”) dated as of June 4, 2003 and filed with the Secretary on June 6, 2003 and with the City Clerk of Boston, Massachusetts on June 6, 2003, as amended by the Certificate of Amendment filed with the Secretary on April 29, 2011 and the City Clerk of Boston on July 18, 2012;

(t) Action by Unanimous Written Consent of the Trustees of HHC dated as of July 20, 2012; and

(u) Certificate of the Secretary of HHC dated as of the date hereof certifying the documents set forth in clauses (s) and (t) above, the incumbency of signatories and the delivery of the Transaction Documents.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture. The Certificates described in clauses (r) and (u) above are referred to collectively as the “Certificates”. The documents described in clauses (b) – (p) and (s) above are referred to collectively as the “Organizational Documents”.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all Massachusetts Guarantors’ limited liability company and trust records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have also relied upon and assumed the accuracy of all information, representations and warranties made by the persons signing the Certificates and upon certificates of public officials with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements. Without limiting the foregoing, we have not conducted a search of any electronic databases, or the dockets of any court, administrative or other regulatory agency.

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We are opining herein solely as to the state laws of the Commonwealth of Massachusetts. To the extent that the laws of any other jurisdiction govern the matters as to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. For purposes of our opinions expressed below, we have assumed that the facts and law governing the future performance of the Massachusetts Guarantors of their respective obligations under the Transaction Documents will be identical to the facts and law governing their performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1. The execution, delivery and performance of the Transaction Documents by the Massachusetts Guarantors have been duly authorized by all requisite limited liability company or trust action on behalf of the Massachusetts Guarantors, and the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture have been duly executed and delivered by the Massachusetts Guarantors.

2. The execution and delivery by the Massachusetts Guarantors of the Transaction Documents and the consummation by the Massachusetts Guarantors of the transactions contemplated thereby do not violate the provisions of the applicable Massachusetts Guarantor’s Organizational Documents.

This opinion is provided to the Issuers as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts and circumstances which might affect any matters or opinions set forth herein.

This opinion is furnished to you in connection with the registration of the Exchange Notes with the Securities and Exchange Commission (the “Commission”) on a Registration Statement on Form S-4 (the “Registration Statement”). This opinion may not be used, circulated, quoted to or otherwise relied upon for any other purpose without our prior written consent.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus constituting part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By	/s/ Kenneth A. Hoxsie
Kenneth A. Hoxsie, Partner

Schedule A

MASSACHUSETTS GUARANTORS

Orchard Ridge Nursing Center LLC

Oakhurst Manor Nursing Center LLC

Sunset Point Nursing Center LLC

West Bay Nursing Center LLC

HHC 1998-1 Trust

Bay Tree Nursing Center LLC